UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 26, 2004

Fog Cutter Capital Group Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	0-23911	52-2081138
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1410 SW Jefferson Street, Portland, OR 97201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (503) 721-6500

Item 5.                    Other Events.

On March 26, 2004, Robert G. Rosen resigned as a member of the Board of Directors, as President of the Company and from all officer and director positions of its subsidiaries and affiliates.  The resignation was effective immediately and was tendered in order for Mr. Rosen to pursue other interests.  The Company entered into a consulting agreement with Mr. Rosen in order to assist with the management transition and to assist the Company in its special situation lending business and other projects.

On March 30, 2004, the Board of Directors appointed Donald J. Berchtold as a director to fill the vacancy on the Board created by Mr. Rosen’s resignation.  Mr. Berchtold has been a Senior Vice President of the Company since October, 1999.  Mr. Berchtold is the father-in-law of Andrew A. Wiederhorn, the Company’s Chairman and Chief Executive Officer.

Item 7.                    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)           Exhibits.

The following exhibits are filed as part of this report:

Exhibit 99.1  Resignation letter of Robert G. Rosen dated March 26, 2004.

Exhibit 99.2  Press release dated April 1, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Fog Cutter Capital Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2004

FOG CUTTER CAPITAL GROUP INC.

	By:	/s/ R. Scott Stevenson
R. Scott Stevenson
Senior Vice President and
Chief Financial Officer